Exhibit 3.1

DEAN HELLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684-5708
Website: secretaryofstate.biz

Articles of Incorporation (PURSUANT TO NRS 78)

Important. Read attached instructions before completing form.	ABOVE SPACE IS FOR OFFICE USE ONLY.
1.	Name of Corporation	AMERIPRINT INTERNATIONAL LTD.
2.	Resident Agent	The Corporation Trust Company of Nevada
Name and Street Address:	Name
(must be a Nevada	6100 Neil Road, Suite 500	Reno	NV	89511
address where process	Street Address	City	State	Zip Code
may be served)
Optional Mailing Address	City	State	Zip Code
3.	Shares:
(number of shares
corporation authorized to	Number of shares	Number of shares
issue	with par value:	100,000,00	Par value:	$0.0001	without par value:	None
4.	Name & Addresses,	1. Kevin Moe
of Board of Directors/	Name
Trustees:	475 Howe Street, Suite 1030	Vancouver	B. C.	V6C 2B3
(attach additional page	Street Address	City	State	Zip Code
there is more than 3	2.
directors/trustees)	Name

Street Address	City	State	Zip Code
5.	Purpose:	The purpose of this Corporation shall be:
(optional - see
instructions)	To engage in and carry on any lawful business activity.
6.	Names, Address
and Signature of	Conrad C. Lysiak, Attorney at Law	/s/ Conrad C. Lysiak, Esq.
Incorporator.	Name	Signature
(attach additional page
there is more than 1	601 West 1st Avenue, Suite 503	Spokane	WA	99201
incorporator)	Address	City	State	Zip Code

7.	Certificate of	I hereby accept appointment as Resident Agent for the above named corporation.
Acceptance of
Appointment of
Resident Agent:	Authorized Signature of R. A. or On Behalf of R. A. Company	Date

This form, must be accompanied by appropriate fees. See attached fee schedule.